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                                                                Exhibit 10.1 (B)


RESOLVED, that the requirement that the notification pursuant to Section 4.1(c) of the Outside Directors' Stock Option Plan be in writing is hereby waived for elections for the 12 month period beginning April 1, 2001 provided that the director orally notifies the Corporation's Chief Executive Office of his election on or before March 31, 2001 and subsequently confirms such election in writing and the Outside Directors' Stock Option Plan is amended to the extent necessary to effect such waiver.